EXHIBIT 99.2

           CONSENT OF L.H. FRIEND, WEINRESS, FRANKSON & PRESSON, INC.

     We hereby consent to the use of our opinion letter dated March 26, 1998 to the Board of Directors of Grand Prix Association of Long Beach, Inc. included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of FOG Acquisition Corp., a wholly-owned subsidiary of Dover Downs Entertainment, Inc. and Grand Prix Association of Long Beach, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          L.H. FRIEND, WEINRESS, FRANKSON &
                                          PRESSON, INC.

                                          By: __________________________________

May 19, 1998